Exhibit 99
Piper Sandler Companies Reports Second Quarter 2025 Results;
Increases Quarterly Dividend to $0.70 Per Share
MINNEAPOLIS—August 1, 2025—Piper Sandler Companies (NYSE: PIPR), a leading investment bank, today announced its results for the second quarter of 2025.
"We delivered strong results for the second quarter of 2025 driven by year-over-year revenue growth across many of our businesses, highlighting the benefits of our broad product and sector diversification," said Chad Abraham, chairman and chief executive officer. "A more constructive environment is driving strong client engagement across our businesses and we are well-positioned as the market continues to improve."

	Second Quarter 2025 Results
	U.S. GAAP			Adjusted (1)
(Dollars in millions, except per share data)	Q2	vs.	vs.	Q2	vs.	vs.
	2025	Q1-25	Q2-24	2025	Q1-25	Q2-24
Net revenues	$397	11%	17%	$405	6%	14%
Pre-tax margin	12.3%	4.1pp	4.0pp	18.1%	0.2pp	0.8pp
Net income attributable to Piper Sandler Companies	$42	-35%	21%	$53	-28%	17%
Earnings per diluted common share	$2.38	-35%	21%	$2.95	-28%	17%
(1)A non-U.S. GAAP ("non-GAAP") measure. Management believes that presenting results and measures on an adjusted basis alongside U.S. GAAP measures provides the most meaningful basis for comparison of its operating results across periods. The non-GAAP financial measures should be considered in addition to, not as a substitute for, measures of financial performance prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see "Reconciliation of U.S. GAAP to Selected Summary Financial Information."
Financial & Business Highlights
•Net revenues of $397 million for the second quarter of 2025 and adjusted net revenues of $405 million increased compared to the year-ago quarter.
◦Advisory services revenues of $206 million grew 12% year-over-year driven by strong contributions from our services & industrials and healthcare industry groups, and our debt advisory product team.
◦Municipal financing activity was robust, generating revenues of $42 million, the best quarter since 2021.
◦Institutional brokerage delivered $112 million of revenues, up 22% over the second quarter of 2024, driven by increased client activity across the platform.
•Net revenues of $754 million for the first half of 2025 and adjusted net revenues of $789 million increased over the prior year period by 11% and 14%, respectively, powered by a 24% growth in advisory services revenues.
•Today, we announced the pending acquisition of G Squared Capital Partners, a boutique investment bank specializing in government services and defense technology based in the Washington, D.C. area.
Talent
•Strengthened our private capital advisory group with the hiring of an investment banking managing director to serve as co-head of secondary capital advisory.
•Hired three investment banking managing directors to strengthen our insurance team, expand our healthcare group in the biopharma sector, and enhance our technology franchise.
Capital
•Increased the quarterly cash dividend to $0.70 per share of common stock, which will be paid on September 12, 2025 to shareholders of record as of August 29, 2025.
•Returned an aggregate of $189 million to shareholders during the first half of 2025 through share repurchases and dividends.

U.S. GAAP Selected Financial Data
The following summarizes our results on a U.S. GAAP basis.

	Three Months Ended					Six Months Ended
(Dollars in thousands, except per share data)	June 30,	Mar. 31,	June 30,	Change vs.		June 30,	June 30,
	2025	2025	2024	Q1-25	Q2-24	2025	2024	Change
Revenues
Investment banking:
Advisory services	$206,202	$216,800	$183,908	-5%	12%	$423,002	$341,097	24%
Corporate financing	34,976	35,729	50,641	-2%	-31%	70,705	103,222	-32%
Municipal financing	41,907	26,403	25,233	59%	66%	68,310	45,986	49%
Total investment banking	283,085	278,932	259,782	1%	9%	562,017	490,305	15%

Institutional brokerage:
Equity brokerage	58,083	54,254	52,075	7%	12%	112,337	101,563	11%
Fixed income services	54,291	45,002	39,662	21%	37%	99,293	81,616	22%
Total institutional brokerage	112,374	99,256	91,737	13%	22%	211,630	183,179	16%

Interest income	7,947	9,963	6,676	-20%	19%	17,910	14,982	20%
Investment loss	(4,829)	(29,597)	(17,351)	N/M	N/M	(34,426)	(3,183)	N/M
Total revenues	398,577	358,554	340,844	11%	17%	757,131	685,283	10%
Interest expense	1,799	1,282	1,665	40%	8%	3,081	3,048	1%
Net revenues	396,778	357,272	339,179	11%	17%	754,050	682,235	11%

Non-interest expenses
Compensation and benefits	258,216	248,457	234,709	4%	10%	506,673	457,155	11%
Non-compensation expenses	89,638	79,382	76,224	13%	18%	169,020	144,412	17%
Total non-interest expenses	347,854	327,839	310,933	6%	12%	675,693	601,567	12%

Income before income tax expense/(benefit)	48,924	29,433	28,246	66%	73%	78,357	80,668	-3%
Income tax expense/(benefit)	17,169	(7,335)	13,276	N/M	29%	9,834	16,120	-39%
Net income	$31,755	$36,768	$14,970	-14%	112%	$68,523	$64,548	6%

Net income attributable to Piper Sandler Companies	$42,182	$64,915	$34,773	-35%	21%	$107,097	$77,266	39%

Earnings per diluted common share	$2.38	$3.65	$1.97	-35%	21%	$6.03	$4.40	37%

Ratios and margin
Compensation ratio	65.1%	69.5%	69.2%			67.2%	67.0%
Non-compensation ratio	22.6%	22.2%	22.5%			22.4%	21.2%
Pre-tax margin	12.3%	8.2%	8.3%			10.4%	11.8%
Effective tax rate	35.1%	-24.9%	47.0%			12.6%	20.0%
N/M — Not meaningful

The following table summarizes additional business metrics for the periods presented.

	Three Months Ended					Six Months Ended
	June 30,	Mar. 31,	June 30,	Change vs.		June 30,	June 30,
	2025	2025	2024	Q1-25	Q2-24	2025	2024	Change
Advisory services
Completed M&A and restructuring transactions	49	42	52	17%	-6%	91	100	-9%
Completed capital advisory transactions	22	13	16	69%	38%	35	25	40%
Total completed advisory transactions	71	55	68	29%	4%	126	125	1%

Corporate financings
Total equity transactions priced	16	15	20	7%	-20%	31	45	-31%
Book run equity transactions priced	12	11	17	9%	-29%	23	37	-38%
Total debt and preferred transactions priced	10	12	11	-17%	-9%	22	21	5%
Book run debt and preferred transactions priced	8	8	8	—%	—%	16	14	14%

Municipal negotiated issues
Aggregate par value of issues priced (in billions)	$5.7	$3.4	$3.2	68%	78%	$9.0	$7.2	25%
Total issues priced	175	94	110	86%	59%	269	196	37%

Equity brokerage
Number of shares traded (in billions)	2.9	2.9	2.8	—%	4%	5.8	5.4	7%
NET REVENUES
For the second quarter of 2025, net revenues of $396.8 million increased 11% compared to the first quarter of 2025 and 17% compared to the second quarter of 2024.
Investment banking revenues of $283.1 million for the second quarter of 2025 were essentially flat compared to the first quarter of 2025 and increased 9% compared to the second quarter of 2024.
•Advisory services revenues of $206.2 million for the second quarter of 2025 decreased 5% compared to the first quarter of 2025 driven by a lower average fee offset in part by more completed transactions. Advisory services revenues for the current quarter increased 12% compared to the second quarter of 2024 driven by a higher average fee with strong results from our debt advisory product team, highlighting the benefits of our diverse product offerings.
•Corporate financing revenues of $35.0 million for the second quarter of 2025 were essentially flat compared to the first quarter of 2025 and decreased 31% compared second quarter of 2024 driven by a lower average fee and fewer completed financings. Performance during the quarter was led by capital raising activity for our financial services clients.
•Municipal financing revenues of $41.9 million for the second quarter of 2025 increased 59% compared to the first quarter of 2025 and 66% compared to the second quarter of 2024 driven by increased issuance activity across both our governmental and specialty sector businesses resulting from more accommodative market conditions.
Institutional brokerage revenues of $112.4 million for the second quarter of 2025 increased 13% compared to the first quarter of 2025 and 22% compared to the second quarter of 2024.
•Equity brokerage revenues of $58.1 million for the second quarter of 2025 increased 7% compared to the first quarter of 2025 and 12% compared to the second quarter of 2024 driven by higher volatility.
•Fixed income services revenues of $54.3 million for the second quarter of 2025 increased 21% compared to the first quarter of 2025 and 37% compared to the second quarter of 2024 driven by increased activity among our depository clients as we executed several balance sheet restructuring trades.

Investment income/(loss) for the second quarter of 2025 was a loss of $4.8 million compared to a loss of $29.6 million for the first quarter of 2025 and a loss of $17.4 million for the second quarter of 2024. For the current and prior periods, investment income/(loss) includes amounts attributable to noncontrolling interests primarily related to the alternative asset funds we manage.
NON-INTEREST EXPENSES
For the second quarter of 2025, non-interest expenses of $347.9 million increased 6% compared to the first quarter of 2025 and 12% compared to the second quarter of 2024.
•Compensation ratio of 65.1% for the second quarter of 2025 decreased compared to the first quarter of 2025 and the second quarter of 2024 driven primarily by higher net revenues.
•Non-compensation expenses of $89.6 million for the second quarter of 2025 increased 13% compared to the first quarter of 2025 and 18% compared to the second quarter of 2024 driven by higher reimbursed deal expenses. In addition, non-compensation expenses for the current quarter included $5.0 million of restructuring and integration costs related to headcount reductions, as well as vacated office space associated with our acquisition of Aviditi Advisors.
PRE-TAX INCOME
For the second quarter of 2025, we recorded pre-tax income of $48.9 million compared to $29.4 million for the first quarter of 2025 and $28.2 million for the second quarter of 2024.
•Pre-tax margin of 12.3% for the second quarter of 2025 increased compared to 8.2% for the first quarter of 2025 and 8.3% for the second quarter of 2024. Pre-tax margin was higher for the current quarter driven by increased net revenues and a lower compensation ratio.
EFFECTIVE TAX RATE
For the current and prior periods, the effective tax rate is impacted by the level of noncontrolling interests, the amount of non-deductible expenses, and the vesting of restricted stock awards. For the second quarter of 2025, the effective tax rate of 35.1% was elevated due to the net loss attributable to noncontrolling interests. The effective tax rate of negative 24.9% for the first quarter of 2025 included $25.4 million of tax benefits related to the vesting of restricted stock awards. For the second quarter of 2024, the effective tax rate of 47.0% was elevated due to the net loss attributable to noncontrolling interests.
NET INCOME & EARNINGS PER SHARE
For the second quarter of 2025, we generated net income of $42.2 million, or $2.38 per diluted common share. Results for the current quarter decreased compared to the first quarter of 2025 which included $25.4 million, or $1.43 per diluted common share, of income tax benefits related to the vesting of restricted stock awards. Results for the current quarter increased compared to the second quarter of 2024 due to increased net revenues, a higher pre-tax margin and a lower effective tax rate.

Non-GAAP Selected Financial Data
The following summarizes our results on an adjusted, non-GAAP basis.

	Three Months Ended					Six Months Ended
(Dollars in thousands, except per share data)	June 30,	Mar. 31,	June 30,	Change vs.		June 30,	June 30,
	2025	2025	2024	Q1-25	Q2-24	2025	2024	Change
Adjusted revenues
Investment banking:
Advisory services	$206,202	$216,800	$183,908	-5%	12%	$423,002	$341,097	24%
Corporate financing	34,976	35,729	50,641	-2%	-31%	70,705	103,222	-32%
Municipal financing	41,907	26,403	25,233	59%	66%	68,310	45,986	49%
Total investment banking	283,085	278,932	259,782	1%	9%	562,017	490,305	15%

Institutional brokerage:
Equity brokerage	58,083	54,254	52,075	7%	12%	112,337	101,563	11%
Fixed income services	54,291	45,002	39,662	21%	37%	99,293	81,616	22%
Total institutional brokerage	112,374	99,256	91,737	13%	22%	211,630	183,179	16%

Interest income	7,947	9,963	6,676	-20%	19%	17,910	14,982	20%
Investment income/(loss)	3,781	(3,559)	180	N/M	N/M	222	5,197	-96%
Adjusted total revenues	407,187	384,592	358,375	6%	14%	791,779	693,663	14%
Interest expense	1,799	1,282	1,665	40%	8%	3,081	3,048	1%
Adjusted net revenues	405,388	383,310	356,710	6%	14%	788,698	690,615	14%

Adjusted operating expenses
Adjusted compensation and benefits	251,340	239,569	224,370	5%	12%	490,909	435,068	13%
Adjusted non-compensation expenses	80,676	75,197	70,746	7%	14%	155,873	138,007	13%
Adjusted total operating expenses	332,016	314,766	295,116	5%	13%	646,782	573,075	13%

Adjusted operating income	73,372	68,544	61,594	7%	19%	141,916	117,540	21%

Adjusted income tax expense/(benefit)	20,631	(4,951)	16,373	N/M	26%	15,680	22,335	-30%

Adjusted net income	$52,741	$73,495	$45,221	-28%	17%	$126,236	$95,205	33%

Adjusted earnings per diluted common share	$2.95	$4.09	$2.52	-28%	17%	$7.04	$5.31	33%

Adjusted ratios and margin
Adjusted compensation ratio	62.0%	62.5%	62.9%			62.2%	63.0%
Adjusted non-compensation ratio	19.9%	19.6%	19.8%			19.8%	20.0%
Adjusted operating margin	18.1%	17.9%	17.3%			18.0%	17.0%
Adjusted effective tax rate	28.1%	-7.2%	26.6%			11.0%	19.0%
N/M — Not meaningful
Throughout this press release, including the table above, we present financial measures that are not prepared in accordance with U.S. generally accepted accounting principles ("GAAP"). Management believes that presenting results and measures on an adjusted basis alongside U.S. GAAP measures provides the most meaningful basis for comparison of its operating results across periods and enhances the overall understanding of our current financial performance by excluding certain items that may not be indicative of our core operating results. The non-GAAP financial measures should be considered in addition to, not as a substitute for, measures of financial performance prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see "Reconciliation of U.S. GAAP to Selected Summary Financial Information."

See page 3 for a summary of additional business metrics.
ADJUSTED NET REVENUES
For the second quarter of 2025, adjusted net revenues of $405.4 million increased 6% compared to the first quarter of 2025 driven by robust activity from our municipal financing and institutional brokerage businesses. Adjusted net revenues increased 14% compared to the second quarter of 2024 driven by growth in advisory services revenues as well as strong results from our institutional brokerage and municipal financing businesses, which more than offset the decline in corporate financing activity.
ADJUSTED OPERATING EXPENSES
For the second quarter of 2025, adjusted operating expenses of $332.0 million increased 5% compared to the first quarter of 2025 and 13% compared to the second quarter of 2024.
•Adjusted compensation ratio of 62.0% for the second quarter of 2025 decreased compared to 62.5% for the first quarter of 2025 and 62.9% for the second quarter of 2024 driven by higher adjusted net revenues.
•Adjusted non-compensation expenses of $80.7 million for the second quarter of 2025 increased 7% compared to the first quarter of 2025 and 14% compared to the second quarter of 2024 driven by higher reimbursed deal expenses. In addition, adjusted non-compensation expenses increased compared to the second quarter of 2024 due to outside services expenses, including higher legal fees as well as increased professional fees associated with technology consulting services.
ADJUSTED OPERATING INCOME
For the second quarter of 2025, adjusted operating income of $73.4 million increased 7% compared to the first quarter of 2025 and 19% compared to the second quarter of 2024.
•Adjusted operating margin of 18.1% for the second quarter of 2025 increased compared to 17.9% for the first quarter of 2025 and 17.3% for the second quarter of 2024 driven by higher adjusted net revenues and a lower adjusted compensation ratio.
ADJUSTED EFFECTIVE TAX RATE
For the second quarter of 2025, our adjusted effective tax rate of 28.1% increased compared to 26.6% for the second quarter of 2024 which benefitted from lower non-deductible expenses. The adjusted effective tax rate of negative 7.2% for the first quarter of 2025 included $25.4 million of tax benefits related to the vesting of restricted stock awards.
ADJUSTED NET INCOME & ADJUSTED EARNINGS PER SHARE
For the second quarter of 2025, we generated adjusted net income of $52.7 million, or $2.95 of adjusted earnings per diluted common share. Results for the current quarter decreased compared to the first quarter of 2025 which included $25.4 million, or $1.41 per diluted common share, of income tax benefits related to the vesting of restricted stock awards. Results for the current quarter increased compared to the second quarter of 2024 due primarily to higher adjusted net revenues and adjusted operating margin.
Capital
DIVIDENDS
On August 1, 2025, our Board of Directors declared a quarterly cash dividend on the company's common stock of $0.70 per share, an increase of $0.05 compared to the previous quarterly cash dividend. The dividend will be paid on September 12, 2025, to shareholders of record as of the close of business on August 29, 2025.
During the second quarter of 2025, we paid a quarterly cash dividend of $0.65 per share of common stock, for an aggregate of $17.1 million. For the first half of 2025, we returned an aggregate of $87.3 million, or $4.30 per share of common stock, to shareholders through quarterly cash dividends and a special cash dividend, which was paid in the first quarter of 2025.

SHARE REPURCHASES
During the second quarter of 2025, we repurchased 85 thousand shares, or $20.9 million of the company's common stock, at an average price of $246.88 per share. The majority of these shares were repurchased pursuant to our share repurchase authorization.
For the first half of 2025, we repurchased 284 thousand shares of the company's common stock, at an average price of $299.20 per share, from restricted stock award recipients selling shares upon the award vesting to meet their employment tax obligations. We also repurchased 67 thousand shares of the company's common stock, at an average price of $248.25 per share, pursuant to our share repurchase authorization. The aggregate amount of 351 thousand shares, or $101.5 million of the company's common stock, was repurchased at an average price of $289.50 per share.
Additional Information

	June 30,	Mar. 31,	June 30,
	2025	2025	2024
Human Capital
Full-time employees	1,845	1,801	1,768
Corporate investment banking managing directors	182	182	170

Shareholder Information (amounts in millions)
Common shareholders’ equity	$1,229.9	$1,213.5	$1,126.3

Shares outstanding:
Common shares outstanding	16.7	16.5	15.9
Restricted shares outstanding	1.1	1.3	1.9
Total shares outstanding	17.8	17.8	17.8
Management Conference Call
Chad Abraham, chairman and chief executive officer; Deb Schoneman, president; and Kate Clune, chief financial officer, will host a conference call to discuss the financial results on Friday, August 1, 2025, at 8 a.m. Eastern Time (7 a.m. Central Time). Participants can access the call by dialing 888 394-8218 (in the U.S.) or +1 773 305-6853 (outside the U.S.) and passcode number 2797135. Callers should dial in at least 15 minutes prior to the call time. The conference call will also be accessible as an audio webcast through the company's website at pipersandler.com/earnings. A replay of the conference call will be available beginning approximately three hours after the event through the same link.
About Piper Sandler
Piper Sandler Companies (NYSE: PIPR) is a leading investment bank driven to help clients Realize the Power of Partnership®. Securities brokerage and investment banking services are offered in the U.S. through Piper Sandler & Co., member SIPC and NYSE; in the U.K. through Piper Sandler Ltd., authorized and regulated by the U.K. Financial Conduct Authority; in the EU through Aviditi Capital Advisors Europe GmbH, authorized and regulated by BaFin as a tied agent of AHP Capital Management GmbH; and in Hong Kong through Piper Sandler Hong Kong Limited, authorized and regulated by the Securities and Futures Commission. Alternative asset management and fixed income advisory services are offered through separately registered advisory affiliates.
© 2025. Since 1895. Piper Sandler Companies. 350 North 5th Street, Suite 1000, Minneapolis, Minnesota 55401.
For more information, please contact Kate Clune, chief financial officer, at 212 466-7799 or investorrelations@psc.com.

Cautionary Note Regarding Forward-Looking Statements
This press release and the conference call to discuss the contents of this press release contain forward-looking statements. Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements and are subject to significant risks and uncertainties that are difficult to predict. These forward-looking statements cover, among other things, statements made about the outlook for future periods, e.g., the second half of 2025, for corporate advisory (i.e., M&A), corporate financing, public finance, equity brokerage, and fixed income brokerage, current deal pipelines (or backlogs), growth plans for our businesses, including corporate investment banking and fixed income, the financial performance of pending transactions (i.e., G Squared Capital Partners), our recruiting pipeline, anticipated financial results for future periods (including expectations regarding revenue levels, non-compensation expenses, effective tax rate, compensation ratio, compensation and benefits expense, operating margins, and earnings per share), our strategic priorities, the payment of our quarterly and special cash dividends to our shareholders, our share repurchase program, economic, geopolitical, and market conditions generally, or other similar matters.
Forward-looking statements involve inherent risks and uncertainties, both known and unknown, and important factors could cause actual results to differ materially from those anticipated or discussed in the forward-looking statements. These risks, uncertainties and important factors include, but are not limited to, the following:
•the volume of anticipated transactions – including corporate advisory (i.e., M&A), equity financing, and debt financing – and the corresponding revenues from the transactions may vary from quarter to quarter significantly, particularly if there is a decline in macroeconomic conditions or the financial markets;
•revenues from corporate advisory (i.e., M&A) engagements and equity and debt financings may vary materially depending on the number, size, and timing of completed transactions, and completed transactions do not generally provide for subsequent engagements;
•market, geopolitical and economic conditions or developments may be unfavorable, including in specific sectors in which we operate, and these conditions or developments, such as market fluctuations or volatility, may adversely affect our business, revenue levels and profitability;
•the impact of trade policy, including tariffs, on market, geopolitical and economic conditions is difficult to predict, and may result in a decline in macroeconomic conditions or the financial markets that negatively impacts our business;
•continued business and investor uncertainty around future trade policy or geopolitical conditions may adversely affect our business, revenue levels, and profitability;
•the expected benefits of our pending acquisition of G Squared Capital Partners may take longer than anticipated to achieve or may not be achieved in its entirety or at all, and will in part depend on our ability to retain and hire key personnel, and the costs or difficulties relating to the combination of the business may be greater than expected and may adversely affect our results of operations;
•interest rate volatility, especially if the changes are rapid or severe, could negatively impact our fixed income institutional business and the negative impact could be exaggerated by reduced liquidity in the fixed income markets; and
•our stock price may fluctuate as a result of several factors, including but not limited to, changes in our revenues and operating results.
A further listing and description of these and other risks, uncertainties and important factors can be found in the sections titled "Risk Factors" in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2024 and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Part II, Item 7 of our Annual Report on Form 10-K for the year ended December 31, 2024, and updated in our subsequent reports filed with the SEC (available at our Website at www.pipersandler.com and at the SEC Website at www.sec.gov).
Forward-looking statements speak only as of the date they are made, and readers are cautioned not to place undue reliance on them. We undertake no obligation to update them in light of new information or future events.
###

Piper Sandler Companies
Results of Operations (U.S. GAAP – Unaudited)

	Three Months Ended			Six Months Ended
(Amounts in thousands, except per share data)	June 30,	Mar. 31,	June 30,	June 30,	June 30,
	2025	2025	2024	2025	2024
Revenues
Investment banking	$283,085	$278,932	$259,782	$562,017	$490,305
Institutional brokerage	112,374	99,256	91,737	211,630	183,179
Interest income	7,947	9,963	6,676	17,910	14,982
Investment loss	(4,829)	(29,597)	(17,351)	(34,426)	(3,183)
Total revenues	398,577	358,554	340,844	757,131	685,283
Interest expense	1,799	1,282	1,665	3,081	3,048
Net revenues	396,778	357,272	339,179	754,050	682,235

Non-interest expenses
Compensation and benefits	258,216	248,457	234,709	506,673	457,155
Outside services	16,789	14,718	13,974	31,507	26,396
Occupancy and equipment	17,442	18,227	16,757	35,669	32,793
Communications	14,255	14,779	14,568	29,034	27,797
Marketing and business development	11,813	13,474	11,372	25,287	22,135
Deal-related expenses	11,746	5,462	5,943	17,208	12,330
Trade execution and clearance	4,701	5,174	4,515	9,875	9,381
Restructuring and integration costs	4,998	—	977	4,998	977
Intangible asset amortization	2,147	2,076	2,361	4,223	4,722
Other operating expenses	5,747	5,472	5,757	11,219	7,881
Total non-interest expenses	347,854	327,839	310,933	675,693	601,567

Income before income tax expense/(benefit)	48,924	29,433	28,246	78,357	80,668
Income tax expense/(benefit)	17,169	(7,335)	13,276	9,834	16,120
Net income	31,755	36,768	14,970	68,523	64,548
Net loss attributable to noncontrolling interests	(10,427)	(28,147)	(19,803)	(38,574)	(12,718)
Net income attributable to Piper Sandler Companies	$42,182	$64,915	$34,773	$107,097	$77,266

Earnings per common share
Basic	$2.53	$3.96	$2.19	$6.47	$4.92
Diluted	$2.38	$3.65	$1.97	$6.03	$4.40

Dividends declared per common share	$0.65	$3.65	$0.60	$4.30	$2.20

Weighted average common shares outstanding
Basic	16,703	16,378	15,879	16,542	15,689
Diluted	17,726	17,788	17,633	17,758	17,569

Piper Sandler Companies
Preliminary Selected Summary Financial Information (Non-GAAP – Unaudited) (1)

	Three Months Ended			Six Months Ended
	June 30,	Mar. 31,	June 30,	June 30,	June 30,
(Amounts in thousands, except per share data)	2025	2025	2024	2025	2024
Adjusted revenues
Investment banking	$283,085	$278,932	$259,782	$562,017	$490,305
Institutional brokerage	112,374	99,256	91,737	211,630	183,179
Interest income	7,947	9,963	6,676	17,910	14,982
Investment income/(loss)	3,781	(3,559)	180	222	5,197
Adjusted total revenues	407,187	384,592	358,375	791,779	693,663
Interest expense	1,799	1,282	1,665	3,081	3,048
Adjusted net revenues (2)	405,388	383,310	356,710	788,698	690,615

Adjusted operating expenses
Adjusted compensation and benefits (3)	251,340	239,569	224,370	490,909	435,068
Adjusted non-compensation expenses (4)	80,676	75,197	70,746	155,873	138,007
Adjusted total operating expenses (5)	332,016	314,766	295,116	646,782	573,075

Adjusted operating income (6)	73,372	68,544	61,594	141,916	117,540
Adjusted income tax expense/(benefit) (7)	20,631	(4,951)	16,373	15,680	22,335
Adjusted net income (8)	$52,741	$73,495	$45,221	$126,236	$95,205

Adjusted earnings per diluted common share (9)	$2.95	$4.09	$2.52	$7.04	$5.31

Adjusted weighted average diluted common shares outstanding (10)	17,902	17,962	17,960	17,932	17,941

Adjusted ratios and margin
Adjusted compensation ratio (11)	62.0%	62.5%	62.9%	62.2%	63.0%
Adjusted non-compensation ratio (12)	19.9%	19.6%	19.8%	19.8%	20.0%
Adjusted operating margin (13)	18.1%	17.9%	17.3%	18.0%	17.0%
Adjusted effective tax rate (14)	28.1%	-7.2%	26.6%	11.0%	19.0%
This presentation includes non-GAAP measures. The non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see "Reconciliation of U.S. GAAP to Selected Summary Financial Information."

Piper Sandler Companies
Reconciliation of U.S. GAAP to Selected Summary Financial Information (1) (Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	Mar. 31,	June 30,	June 30,	June 30,
(Amounts in thousands, except per share data)	2025	2025	2024	2025	2024
Net revenues:
Net revenues – U.S. GAAP basis	$396,778	$357,272	$339,179	$754,050	$682,235
Adjustments:
Investment loss related to noncontrolling interests (15)	8,610	26,038	17,531	34,648	8,380
Adjusted net revenues	$405,388	$383,310	$356,710	$788,698	$690,615

Compensation and benefits:
Compensation and benefits – U.S. GAAP basis	$258,216	$248,457	$234,709	$506,673	$457,155
Adjustment:
Compensation from acquisition-related agreements	(6,876)	(8,888)	(10,339)	(15,764)	(22,087)
Adjusted compensation and benefits	$251,340	$239,569	$224,370	$490,909	$435,068

Non-compensation expenses:
Non-compensation expenses – U.S. GAAP basis	$89,638	$79,382	$76,224	$169,020	$144,412
Adjustments:
Non-compensation expenses related to noncontrolling interests (15)	(1,817)	(2,109)	(2,272)	(3,926)	(4,338)
Restructuring and integration costs	(4,998)	—	(977)	(4,998)	(977)
Amortization of intangible assets related to acquisitions	(2,147)	(2,076)	(2,361)	(4,223)	(4,722)
Non-compensation expenses from regulatory settlements	—	—	132	—	3,632
Adjusted non-compensation expenses	$80,676	$75,197	$70,746	$155,873	$138,007

Income before income tax expense/(benefit):
Income before income tax expense/(benefit) – U.S. GAAP basis	$48,924	$29,433	$28,246	$78,357	$80,668
Adjustments:
Investment loss related to noncontrolling interests (15)	8,610	26,038	17,531	34,648	8,380
Non-compensation expenses related to noncontrolling interests (15)	1,817	2,109	2,272	3,926	4,338
Compensation from acquisition-related agreements	6,876	8,888	10,339	15,764	22,087
Restructuring and integration costs	4,998	—	977	4,998	977
Amortization of intangible assets related to acquisitions	2,147	2,076	2,361	4,223	4,722
Non-compensation expenses from regulatory settlements	—	—	(132)	—	(3,632)
Adjusted operating income	$73,372	$68,544	$61,594	$141,916	$117,540

Income tax expense/(benefit):
Income tax expense/(benefit) – U.S. GAAP basis	$17,169	$(7,335)	$13,276	$9,834	$16,120
Tax effect of adjustments:
Compensation from acquisition-related agreements	1,712	1,840	2,114	3,552	4,606
Restructuring and integration costs	1,188	—	259	1,188	259
Amortization of intangible assets related to acquisitions	562	544	626	1,106	1,252
Non-compensation expenses from regulatory settlements	—	—	98	—	98
Adjusted income tax expense/(benefit)	$20,631	$(4,951)	$16,373	$15,680	$22,335
Continued on next page

Piper Sandler Companies
Reconciliation of U.S. GAAP to Selected Summary Financial Information (1) (Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	Mar. 31,	June 30,	June 30,	June 30,
(Amounts in thousands, except per share data)	2025	2025	2024	2025	2024
Net income attributable to Piper Sandler Companies:
Net income attributable to Piper Sandler Companies – U.S. GAAP basis	$42,182	$64,915	$34,773	$107,097	$77,266
Adjustments:
Compensation from acquisition-related agreements	5,164	7,048	8,225	12,212	17,481
Restructuring and integration costs	3,810	—	718	3,810	718
Amortization of intangible assets related to acquisitions	1,585	1,532	1,735	3,117	3,470
Non-compensation expenses from regulatory settlements	—	—	(230)	—	(3,730)
Adjusted net income	$52,741	$73,495	$45,221	$126,236	$95,205

Earnings per diluted common share:
Earnings per diluted common share – U.S. GAAP basis	$2.38	$3.65	$1.97	$6.03	$4.40
Adjustment for inclusion of unvested acquisition-related stock	(0.03)	(0.04)	(0.05)	(0.07)	(0.11)
	$2.35	$3.61	$1.92	$5.96	$4.29
Adjustments:
Compensation from acquisition-related agreements	0.30	0.39	0.47	0.69	0.99
Restructuring and integration costs	0.21	—	0.04	0.21	0.04
Amortization of intangible assets related to acquisitions	0.09	0.09	0.10	0.18	0.20
Non-compensation expenses from regulatory settlements	—	—	(0.01)	—	(0.21)
Adjusted earnings per diluted common share	$2.95	$4.09	$2.52	$7.04	$5.31

Weighted average diluted common shares outstanding:
Weighted average diluted common shares outstanding – U.S. GAAP basis	17,726	17,788	17,633	17,758	17,569
Adjustment:
Unvested acquisition-related restricted stock with service conditions	176	174	327	174	372
Adjusted weighted average diluted common shares outstanding	17,902	17,962	17,960	17,932	17,941
This presentation includes non-GAAP measures. The non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP.

Piper Sandler Companies
Notes to Non-GAAP Financial Schedules
(1)Selected Summary Financial Information are non-GAAP measures. Management believes that presenting results and measures on an adjusted basis in conjunction with U.S. GAAP measures provides the most meaningful basis for comparison of its operating results across periods.
(2)A non-GAAP measure which excludes investment loss related to noncontrolling interests (see (15) below).
(3)A non-GAAP measure which excludes compensation expenses from acquisition-related agreements.
(4)A non-GAAP measure which excludes (a) non-compensation expenses related to noncontrolling interests (see (15) below), (b) restructuring and integration costs related to acquisitions and/or headcount reductions, (c) amortization of intangible assets related to acquisitions, (d) non-compensation expenses from regulatory settlements regarding recordkeeping requirements for business-related communications.
(5)A non-GAAP measure which is computed as the summation of adjusted compensation and benefits and adjusted non-compensation expenses (see (3) and (4) above).
(6)A non-GAAP measure which excludes (a) investment loss and non-compensation expenses related to noncontrolling interests (see (15) below), (b) compensation expenses from acquisition-related agreements, (c) restructuring and integration costs related to acquisitions and/or headcount reductions, (d) amortization of intangible assets related to acquisitions and (e) non-compensation expenses from regulatory settlements regarding recordkeeping requirements for business-related communications.
(7)A non-GAAP measure which includes the income tax effect of the adjustments for (a) compensation expenses from acquisition-related agreements, (b) restructuring and integration costs related to acquisitions and/or headcount reductions, (c) amortization of intangible assets related to acquisitions and (d) non-compensation expenses from regulatory settlements regarding recordkeeping requirements for business-related communications.
(8)A non-GAAP measure which represents net income attributable to Piper Sandler Companies adjusted for (a) the exclusion of compensation expenses from acquisition-related agreements, (b) the exclusion of restructuring and integration costs related to acquisitions and/or headcount reductions, (c) the exclusion of amortization of intangible assets related to acquisitions, (d) the exclusion of non-compensation expenses from regulatory settlements regarding recordkeeping requirements for business-related communications and (e) the income tax impact allocated to the adjustments.
(9)A non-GAAP measure which is computed based on a quotient of which the numerator is adjusted net income and the denominator is adjusted weighted average diluted common shares outstanding.
(10)A non-GAAP measure which assumes the vesting of restricted stock with service conditions granted pursuant to all acquisitions since January 1, 2020.
(11)A non-GAAP measure which represents adjusted compensation and benefits expenses as a percentage of adjusted net revenues.
(12)A non-GAAP measure which represents adjusted non-compensation expenses as a percentage of adjusted net revenues.
(13)A non-GAAP measure which represents adjusted operating income as a percentage of adjusted net revenues.
(14)A non-GAAP measure which represents adjusted income tax expense/(benefit) as a percentage of adjusted operating income.
(15)Noncontrolling interests include investment loss and non-compensation expenses from consolidated alternative asset management entities that are not attributable, either directly or indirectly, to Piper Sandler Companies.